UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2018

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Results of Operations and Financial Condition.

On June 15, 2018, David T. Mitchell, Fabrinet’s Executive Chairman of the Board, notified the board of directors (the “Board”) of Fabrinet of his intention to resign from all officer and employee positions with Fabrinet and transition to non-employee Chairman of the Board, effective as of June 29, 2018. As a non-employee member of the Board, Mr. Mitchell will participate in Fabrinet’s standard cash and equity compensation arrangements for non-employee directors as described in Item 8.01 below.

In accordance with the terms of the amended and restated employment agreement (the “Employment Agreement”) entered into by and between Mr. Mitchell and Fabrinet as of May 25, 2015, as amended August 14, 2016 (the “Amendment”), in connection with the transition of Mr. Mitchell’s role to non-employee member of the Board and its Chairman, Mr. Mitchell will be entitled to receive the following severance benefits, subject to his timely entering into and not revoking a release of claims agreement in favor of Fabrinet: (1) a lump sum, cash payment for 24 months of salary equal to $1,900,000, (2) a lump sum, taxable, cash payment for 24 months of COBRA premiums equal to $60,000, (3) earned but not yet paid bonus equal to $0 (zero), and (4) continued tax equalization benefits maintained by Fabrinet under its expatriate policy. In addition, each outstanding award of restricted share units and performance-based restricted share units granted by Fabrinet to Mr. Mitchell will remain subject to the terms of the applicable award agreement and equity plan governing such award, including continued vesting while Mr. Mitchell remains a service provider to Fabrinet.

The Employment Agreement was previously filed on August 19, 2015, as Exhibit 10.3 to Fabrinet’s Annual Report on Form 10-K for the fiscal year ended June 26, 2015. The Amendment was previously filed on August 18, 2016, as Exhibit 10.1 to Fabrinet’s Current Report on Form 8-K.

Item 8.01	Other Events

On June 15, 2018, Fabrinet’s Board approved the following changes to the standard compensation provided to non-employee directors for their service on the Board, effective June 30, 2018:

Cash Compensation

Program Element	Previous Compensation	Revised Compensation
Board – annual retainer	$63,000	$65,000

Chairman of the Board – additional annual retainer (applicable only if the chairman is a non-employee director)	$45,000	$200,000

Lead independent director – additional annual retainer (applicable only if the chairman is not an independent director)	$120,000	$45,000

Board / Committee attendance fees	None	None

Committee chair – additional annual retainer	Audit: $30,000 Compensation: $20,000 Nominating/Governance: $14,000	Audit: $33,000 Compensation: $21,000 Nominating/Governance: $15,000

Committee member – additional annual retainer (excluding Committee chair)	Audit: $12,500 Compensation: $9,500 Nominating/Governance: $6,000	Audit: $12,500 Compensation: $10,000 Nominating/Governance: $6,000

Equity Compensation

In addition, non-employee directors will receive the following equity compensation for their service on Fabrinet’s Board:

•	upon joining the Board on or after June 30, 2018, and effective as of the date the individual becomes a non-employee member of the Board, an award of restricted share units (“RSUs”), on a prorated basis, to reflect a value equal to: $200,000, divided by the closing price of Fabrinet’s ordinary shares on the New York Stock Exchange on the date of grant, and multiplied by the ratio of (i) the number of days beginning with the date the director joins the Board and ending on the day immediately preceding the one year anniversary of the prior year’s annual shareholder meeting, divided by (ii) 365 days, with the resulting number rounded down to the nearest whole share (an “Initial Grant”); and

•	on the date of each annual shareholder meeting of Fabrinet (“Annual Meeting”) occurring on or after June 30, 2018, an award of RSUs with a value equal to: $200,000, divided by the closing price of Fabrinet’s ordinary shares on the New York Stock Exchange on the date of each such annual shareholder meeting, rounded down to the nearest whole share (an “Ongoing Grant”), provided that the individual is a non-employee director as of such date of grant.

RSUs granted pursuant to an Initial Grant and an Ongoing Grant will be scheduled to vest in full on January 1 following the next annual meeting of shareholders after the applicable date of grant, provided the director continues to remain a service provider to Fabrinet through such date. For the avoidance of doubt, an individual who becomes a non-employee director as a result of ceasing to be an employee will be eligible to receive an Initial Grant. Any non-employee member of the Board who is not continuing as a Board member following the applicable Annual Meeting will not receive an Ongoing Grant with respect to such Annual Meeting.

Any Initial Grants and Ongoing Grants will be automatic and nondiscretionary. Any Initial Grants and Ongoing Grants will be granted subject to the terms and conditions of Fabrinet’s Amended and Restated 2010 Performance Incentive Plan (the “Plan”) and form of Restricted Share Unit Agreement previously approved for use under the Plan. Any RSUs subject to an Initial Grant or Ordinary Grant that vest will be settled in ordinary shares of Fabrinet, and the par value of ordinary shares of Fabrinet issued upon such settlement will be considered to have been paid with past services rendered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng Executive Vice President, Chief Financial Officer

Date: June 20, 2018